EXHIBIT 1.3
DEUTSCHE BANK CONTINGENT CAPITAL TRUST V

PURCHASE AGREEMENT
U.S. $120,000,000
8.05% Trust Preferred Securities

12 March 2010

PURCHASE AGREEMENT
DEUTSCHE BANK CONTINGENT CAPITAL TRUST V
a statutory trust created under the laws of the State of Delaware, United States of America (the “Trust” or the “Issuer”),
DEUTSCHE BANK CONTINGENT CAPITAL LLC V
a limited liability company organized under the laws of the State of Delaware, United States of America (the “Company”)
and
DEUTSCHE BANK AKTIENGESELLSCHAFT
a stock corporation organized under the laws of the Federal Republic of Germany (the “Bank” and, together with the Trust and the Company, the “Deutsche Bank Entities”),
parties of the first part,
and
DEUTSCHE BANK SECURITIES INC. (in such capacity, the “Manager”), party of the second part,
agree as follows:
ARTICLE 1
(TERMS, PURPOSE AND LEGAL PREREQUISITES)
(1) The Issuer shall issue
4,800,000, 8.05% Trust Preferred Securities,
Liquidation Preference Amount U.S. $25 each
(the “Initial Underwritten Trust Preferred Securities”), with an aggregate liquidation preference amount of U.S. $120,000,000, and up to an additional 720,000 8.05% Trust Preferred Securities (each with a $25 liquidation preference amount) (the “Option Trust Preferred Securities”), as provided in Article 2(2) hereof, pursuant to an Amended and Restated Trust Agreement dated on or about 9 May 2008 (the “Trust Agreement”) among the Company, as sponsor, the trustees named therein (the “Trustees”) and the Bank. As used herein, the terms “Issue” and “Trust Preferred Securities” includes the Initial Underwritten Trust Preferred Securities and, to the extent the option described in Article 2(2) hereof is exercised, all or any portion of any Option Trust Preferred Securities.
(2) The proceeds of the Issue will be used by the Trust to purchase Class B Preferred Securities to be issued by the Company (the “Class B Preferred Securities”). The Class B Preferred Securities will be issued pursuant to the Amended and Restated Limited Liability Company Agreement of the Company dated on or about 9 May 2008 (the “LLC Agreement”) between the Bank, as the initial holder of the common security of the

Company and of the Class A Preferred Security of the Company and the Trust, as the holder of the Class B Preferred Securities. The Trust Preferred Securities and the Class B Preferred Securities will be guaranteed on a subordinated basis by the Bank to the extent set forth respectively in the Trust Preferred Securities Subordinated Guarantee Agreement (the “Trust Preferred Guarantee”) and the Class B Preferred Securities Subordinated Guarantee Agreement (the “Class B Preferred Guarantee” and, together with the Trust Preferred Guarantee, the “Guarantees”), each dated on or about 9 May 2008 between the Bank and The Bank of New York Mellon (formerly, The Bank of New York), as respective guarantee trustee thereunder (in such capacity, the “Guarantee Trustee”). The Trust Preferred Securities, the Class B Preferred Securities and the Guarantees are referred to herein collectively as the “Securities”.
The Company will use the funds from the sale of the Class B Preferred Securities to purchase $120,000,000 aggregate principal amount of 8.05% subordinated perpetual notes issued by the Bank (plus an amount corresponding to the aggregate liquidation preference amount of the Option Trust Preferred Securities purchased hereunder) (the “Initial Obligation”).
(3) The Deutsche Bank Entities understand that the Manager proposes to make a public offering of the Trust Preferred Securities as soon as the Manager deems advisable after this Agreement has been executed and delivered and the Trust Agreement, the LLC Agreement and the Guarantees have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Deutsche Bank Entities have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No 333-162195) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of, among others, the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Securities Act Regulations”). Such registration statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Trust Preferred Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Trust Preferred Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus”. The term “Prospectus” means the final prospectus supplement relating to the Trust Preferred Securities, together with the Base Prospectus, that is filed pursuant to Rule 424(b) of the Securities Act Regulations after the date and time of execution and delivery of this Agreement, but does not include any “free writing prospectus” (as such term is used in Rule 405 of the Securities Act Regulations). Any preliminary prospectus and Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement.” For purposes of this

Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
ARTICLE 2
(PURCHASE AND SALE OF THE TRUST PREFERRED SECURITIES)
(1) The Manager shall purchase Initial Underwritten Trust Preferred Securities in the aggregate liquidation preference amount of U.S. $120,000,000, on 12 March 2010, at the price of 100.6% of their liquidation preference amount, subject to the terms and conditions hereof.
(2) The Trust hereby grants an option to the Manager to purchase, on up to two occasions, up to a total of 720,000 Option Trust Preferred Securities at a price per Option Trust Preferred Security equal to the price per Initial Underwritten Trust Preferred Security plus the amount of accrued capital payments from and including the original issue date and to but excluding the date of issuance of the Option Trust Preferred Securities. The option granted hereunder may be exercised on up to two occasions in whole or in part within 15 days from the date of this Agreement upon notice by the Manager to the Deutsche Bank Entities setting forth (i) the amount of Option Trust Preferred Securities as to which the Manager is exercising the option and (ii) the time, date and place of payment and delivery for such Option Trust Preferred Securities. Each time and date of payment and delivery for such Option Trust Preferred Securities (the “Date of Delivery”) shall be determined by the Manager, but shall not be later than seven full business days after the exercise of the said option, nor in any event prior to the Closing Date, unless otherwise agreed upon by the Manager and the Deutsche Bank Entities.
ARTICLE 3
(SELLING RESTRICTIONS)
(1) European Economic Area: In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Manager has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Trust Preferred Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Trust Preferred Securities to the public in that Relevant Member State at any time:

a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

c)	by the Manager to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer will require the Trust or the Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of the Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
(2)	United Kingdom: The Manager represents, warrants and agrees that:

a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended from time to time, or any successor legislation, (“FSMA”)) received by it in connection with the issue or sale of any Trust Preferred Securities in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.
As used herein, “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
(3) General: In addition to the specific restrictions set out above, the Manager represents, warrants and agrees that it will not take any action (including without limitation, the possession or distribution of the Prospectus or any other offering document or any publicity or other material relating to the Trust Preferred Securities) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Trust Preferred Securities to be considered an offering to the public under applicable law.

ARTICLE 4
(REPRESENTATIONS AND WARRANTIES)
(1) The Deutsche Bank Entities jointly and severally represent and warrant (in addition to the representations and warranties contained in the selling restrictions set out in Article 3) to the Manager that:
a)	the Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on 29 September 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Deutsche Bank Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Trust Preferred Securities made prior to the filing of the Registration Statement by the Deutsche Bank Entities or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) that is an offer for purposes of Rule 163 of the Securities Act Regulations (“Rule 163”) and that is required to be filed, has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Registration Statement and each amendment thereto became or becomes effective, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) of the Securities Act Regulations and on the Closing Date and on each Date of Delivery, if applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date and on each Date of Delivery, if applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and the copy of each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The copy of the Prospectus delivered to the Manager for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Time of Sale (as defined below), the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means the Final Term Sheet (as defined in Article 5(2)) specified in Schedule A hereto in the form filed by the Deutsche Bank Entities with the Commission as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).

“Statutory Prospectus” as of any time means the Base Prospectus relating to the Securities, including any preliminary or other prospectus supplement deemed to be a part thereof, as amended or supplemented at that time.

“Time of Sale” means 12:45 p.m. (Eastern time) on 12 March 2010 or such other time as agreed by the Deutsche Bank Entities and the Manager.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Deutsche Bank Entities notified or notify the Manager as described in Article 5(5), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of such documents made in reliance upon and in conformity with written information furnished to the Deutsche Bank Entities by the Manager expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of The Bank of New York Mellon and of Law Debenture Trust Company of New York, as trustees.

b)	the documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 under the Securities Act, at the time they were or hereafter are filed or submitted with the Commission prior to the end of the Closing Date and each Date of Delivery, if applicable, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering, (c) on the Closing Date and (d) on each Date of Delivery, if applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

c)	the Trust has been duly created and is validly existing as a trust in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Prospectus and is lawfully qualified to do business in those jurisdictions in which business is conducted by it. The Trust will, under the current law, be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Prospectus and is lawfully qualified to do business in those jurisdictions in which business is conducted by it. The Bank is duly incorporated and validly existing under the laws of the Federal Republic of Germany, with full power and authority to own its properties and conduct its business as described in the Prospectus and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

d)	this Agreement has been, or on the Closing Date and on each Date of Delivery, if applicable, will have been, duly authorized, executed and delivered by each of the Deutsche Bank Entities that are indicated to be a signatory thereto and constitute, or on the Closing Date and on each Date of Delivery, if applicable, will constitute, valid and legally binding obligations of each such Deutsche Bank Entity, enforceable in accordance with their terms;

e)	the Trust Preferred Securities (as defined in the Prospectus) have been duly authorized by the Issuer and, when duly executed, issued and delivered in accordance with the terms of this Agreement and the Trust Agreement, will constitute validly issued, fully paid and non-assessable interests in the Issuer, enforceable in accordance with their terms; the Class B Preferred Securities have been duly authorized by the Company and, when duly executed, issued and delivered in accordance with the terms of this Agreement and the LLC Agreement, will be validly issued, fully paid and non-assessable limited liability company interests in the Company, enforceable in accordance with their terms;

f)	no action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Trust Preferred Securities, the carrying out by the Deutsche Bank Entities of the other transactions contemplated by this Agreement or the compliance by the Deutsche Bank Entities with the terms of the Trust Preferred Securities and this Agreement, except for those which have been, or will prior to the Closing Date or prior to each Date of Delivery, if applicable be, obtained and are, or will on the Closing Date or on each Date of Delivery, if applicable, be, in full force and effect;

g)	the execution and delivery of this Agreement, the issue of the Trust Preferred Securities, the carrying out by the Deutsche Bank Entities of the other transactions contemplated by this Agreement and compliance with its terms do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Deutsche Bank Entity’s respective constitutive documents or any indenture, trust deed, mortgage or other agreement or instrument to which a Deutsche Bank Entity is a party or by which a Deutsche Bank Entity or any of its properties is bound, or (ii) infringe any existing applicable law, rule, regulation, judgement, order or decree of any government, governmental body or court or regulatory body, of or in the United States or Germany having jurisdiction over a Deutsche Bank Entity or any of its properties;

h)	the statements that are contained in the Prospectus are in every material respect accurate and not misleading, there are no other facts the omission of which would make any statement in the Prospectus misleading in any material respect, and all reasonable enquiries have been made by the Deutsche Bank Entities to ascertain such facts and to verify the accuracy of all such information and statements;

i)	the statements that will be contained in the Prospectus are in every material respect accurate and not misleading, there will be no other facts the omission of which would make any statement in the Prospectus misleading in any material respect, and all reasonable enquiries will have been made by the Deutsche Bank Entities to ascertain such facts and to verify the accuracy of all such information and statements;

j)	there are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

k)	neither the Deutsche Bank Entities nor any of their affiliates (with the exception of the Manager as set forth in the Prospectus) have taken, nor will the Deutsche Bank Entities or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Deutsche Bank Entities with the purpose of facilitating the sale or resale of the Trust Preferred Securities;

l)	the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and no Deutsche Bank Entity is the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities;

m)	(A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Deutsche Bank Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and (D) at the date hereof, the Bank was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Deutsche Bank Entities on a Rule 405 “automatic shelf registration statement”. The Bank has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;

n)	the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related supplemental financial information, schedules and notes, present fairly in all material respects the financial position of the Bank and its consolidated subsidiaries on the basis stated in the Registration Statement at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) or international financial reporting standards as endorsed by the European Union (“IFRS”), as the case may be, in each case applied on a consistent basis throughout the periods involved, except as disclosed therein;

o)	the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations;

p)	there are no pending actions, suits or proceedings against or affecting any Deutsche Bank Entity or any of its properties which, if determined adversely to such Deutsche Bank Entity, would adversely affect the ability of such Deutsche Bank Entity to perform its obligations under this Agreement, any of the Agreements or, in the case of the Issuer, the Trust Preferred Securities and, to the best of each Deutsche Bank Entity’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

q)	none of the Deutsche Bank Entities, nor its affiliates, nor any persons acting on its or their behalf have engaged or will engage in any jurisdiction referred to in Article 3 in any activity with respect to the issue and offering of the Trust Preferred Securities that is not permitted by the laws of such jurisdiction; and

r)	none of the Deutsche Bank Entities is and none, after giving effect to the transactions contemplated herein, will be an “investment company,” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended.
(2) The representations and warranties in this Agreement shall be repeated on the Closing Date and, if applicable, as of each Date of Delivery.
(3) Any certificate signed by the Trustees or the Guarantee Trustee or any officer of the Deutsche Bank Entities or any subsidiary of the Bank delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the relevant Deutsche Bank Entity to the Manager as to the matters covered thereby.
(4) Each of the Deutsche Bank Entities agrees to indemnify the Manager and its directors, officers and employees, and any affiliate of the Issuer or the Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) caused by any representation or warranty contained in, or repeated pursuant to, this Agreement being untrue or allegedly untrue.
ARTICLE 5
(COVENANTS OF THE DEUTSCHE BANK ENTITIES)
The Deutsche Bank Entities covenant with the Manager as follows:
(1) The Deutsche Bank Entities, subject to Article 5(2), will comply with the requirements of Rule 430B and, during the period beginning at the Time of Sale and ending on the later of the latest possible Date of Delivery or such date as in the opinion of counsel for the Manager the Prospectus is no longer required by law to be delivered in connection with the sales by the Manager or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), will notify the Manager immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Securities shall have been filed, (ii) of the receipt of any comments from the Commission to the Registration Statement, and (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information (except those relating to the offering of securities other than the Securities). The Deutsche Bank Entities, subject to Article 5(2), will notify the Manager immediately, and confirm the notice in writing (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Securities or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement (except those relating to the offering of securities other than the Securities) and (ii) if the Deutsche Bank Entities become the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Deutsche Bank Entities will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Deutsche Bank Entities will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Bank shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(2) The Deutsche Bank Entities will give the Manager notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, in each case relating to the Securities, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Deutsche Bank Entities will furnish the Manager with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Manager or counsel for the Manager shall object. The Deutsche Bank Entities have given the Manager notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Time of Sale; the Deutsche Bank Entities will give the Manager notice of their intention to make any such filing from the Time of Sale to the latest possible Date of Delivery and will furnish the Manager with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Manager or counsel for the Manager shall reasonably object. The Deutsche Bank Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Manager, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Deutsche Bank Entities shall furnish the Manager with copies (which may be in electronic form) of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Manager or counsel to the Manager shall reasonably object.
(3) The Deutsche Bank Entities have furnished or will deliver to the Manager and counsel for the Manager, without charge, copies of the Registration Statement and of each amendment thereto relating to the Securities (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Manager, without charge, a conformed copy of the Registration Statement and of each amendment thereto relating to the Securities (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(4) The Deutsche Bank Entities have delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Deutsche Bank Entities hereby consent to the use of such copies for purposes permitted by the Securities Act. The Deutsche Bank Entities will furnish to the Manager, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Manager may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(5) The Deutsche Bank Entities will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the

Manager or for the Deutsche Bank Entities, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Deutsche Bank Entities will promptly prepare and file with the Commission, subject to Article 5(2), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Deutsche Bank Entities will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Deutsche Bank Entities will furnish to the Manager such number of copies of such amendment, supplement or new registration statement as the Manager may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Deutsche Bank Entities will promptly notify the Manager and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(6) The Deutsche Bank Entities will use their best efforts, in cooperation with the Manager, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Manager may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof, provided, however, that no Deutsche Bank Entity shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction, in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Deutsche Bank Entities will also supply the Manager with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Manager may request.
(7) The Deutsche Bank Entities will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(8) The Deutsche Bank Entities will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.
(9) The Deutsche Bank Entities will use their best efforts to effect the listing of the Trust Preferred Securities on the New York Stock Exchange.

(10) During a period of 30 days from the date of the Prospectus, neither the Trust nor the Company nor any other subsidiary of the Bank that is similar to the Trust or the Company will, without the prior written consent of the Manager, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Trust Preferred Security or any Company Class B Preferred Security or any security convertible into or exchangeable for Trust Preferred Securities or Company Class B Preferred Securities.
(11) The Deutsche Bank Entities, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
(12) Each Deutsche Bank Entity represents and agrees that unless the Deutsche Bank Entities obtain the prior consent of the Manager, and the Manager represents and agrees that, unless it obtains the prior consent of the Deutsche Bank Entities, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, and each Deutsche Bank Entity and the Manager represents and agrees that Schedule A hereto is a complete list of all free writing prospectuses for which such consent was received, provided, however, that prior to the preparation of the Final Term Sheet in accordance with Article 5(2), the Manager is authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Deutsche Bank Entities and the Manager is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Deutsche Bank Entities represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
ARTICLE 6
(CONDITIONS PRECEDENT AND PAYMENT)
(1) The obligations of the Manager to purchase the Trust Preferred Securities are subject to the following conditions precedent:
a)	On the Closing Date there have been no events making any of the representations and warranties contained in this Agreement untrue or incorrect in any material respect as though they had been given and made on such date and the Deutsche Bank Entities shall have performed all of their respective obligations hereunder to be performed on or before the Closing Date.

b)	The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Manager. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule

424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Deutsche Bank Entities shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

c)	The delivery of legal opinions to the Manager on the Closing Date in such form and with such contents as the Manager may reasonably require from (i) Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Manager as to the laws of the State of New York and the federal laws of the United States, (ii) Richards, Layton & Finger, P.A., special Delaware counsel to the Bank, the Issuer, the Company and Deutsche Bank Trust Company Delaware in its capacity as Delaware Trustee of the Trust, as to the laws of the State of Delaware, (iii) Emmet, Marvin & Martin, LLP, legal advisor to The Bank of New York Mellon in its capacity as Property Trustee of the Trust and (iv) Group Legal Services of the Bank.

d)	The delivery of such certificates and other documents as the Manager may reasonably request.

e)	On the Closing Date, the Trust Preferred Securities shall be rated at least Baa2 by Moody’s Investor Service Inc., BBB+ by Standard & Poor’s Rating Services, and A by Fitch Ratings, and the Deutsche Bank Entities shall have delivered to the Manager a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Deutsche Bank, confirming that the Trust Preferred Securities have such ratings, and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities or any of the Deutsche Bank Entities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any securities of any of the Deutsche Bank Entities.

f)	On the Closing Date, the Deutsche Bank Entities will have taken all steps necessary to apply for approval for listing on the New York Stock Exchange of the Trust Preferred Securities.

g)	The Financial Industry Regulatory Authority (“FINRA”) has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h)	If the Manager exercises its option to purchase all or any portion of the Option Trust Preferred Securities, the obligations of the Manager to purchase such Option Trust Preferred Securities on each Date of Delivery are subject to the accuracy, as of the Date of Delivery, of the representations and warranties of the Deutsche Bank Entities contained herein or in certificates of any officer of the Deutsche Bank Entities, the Trustees or the Guarantee Trustee, or any subsidiary of the Bank delivered pursuant to the provisions hereof and to the performance by the Deutsche Bank Entities of their respective covenants and other obligations hereunder.
(2) The “Closing Date” shall be 30 March 2010, or such other time and date as the Deutsche Bank Entities and the Manager shall agree in writing.
(3) On the Closing Date the Manager shall pay the purchase price as mentioned in Article 2(1) in same day funds into a U.S. $-denominated account to be named by the Issuer. In addition, if the Manager has exercised its option to purchase any or all of the Option Trust Preferred Securities, each payment of the purchase price for such Option Trust Preferred Securities, shall be made in same day funds into a U.S. $-denominated account to be named by the Issuer in same day funds into a U.S. $-denominated account to be named by the Issuer.
ARTICLE 7
(CHANGE OF CIRCUMSTANCES)
Notwithstanding anything contained in this Agreement, the Manager may by notice to the Deutsche Bank Entities terminate this Agreement at any time before the time on the Closing Date (or with respect to the Manager’s exercise of any option for the purchase of Option Trust Preferred Securities on each Date of Delivery after the Closing Date, on such Date of Delivery) when payment would otherwise be due under this Agreement to the Issuer in respect of the Trust Preferred Securities if:
a)	if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Deutsche Bank Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

b)	trading of any securities of, or guaranteed by, the Bank shall have been suspended or materially limited by the Commission, the New York Stock Exchange or the Frankfurt Stock Exchange, or if trading generally on the New York Stock Exchange or the Frankfurt Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority;

c)	a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe;

d)	a general moratorium on commercial banking activities in the State of New York or Germany shall have been declared by either federal or New York state authorities or by German authorities, as the case may be;

e)	there has occurred any material adverse change in the financial markets in the United States, Germany or in the international financial markets, any outbreak of hostilities or escalation thereof or any other calamity or crisis or any change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Manager, impracticable or inadvisable to market the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of Trust Preferred Securities; or

f)	if there has occurred a change or an official announcement by a competent authority of a forthcoming change in German taxation materially adversely affecting the Bank or the Guarantees or the transfer thereof or the imposition of exchange controls by the United States or Germany;
and, upon notice being given pursuant to this Article, the parties to this Agreement shall (except for the liability of the Deutsche Bank Entities in relation to expenses as provided in Article 7 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.
ARTICLE 8
(PARTIAL INVALIDITY)
Should any of the provisions of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, according to the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as close as legally possible to that of the invalid provisions.
ARTICLE 9
(MISCELLANEOUS)
(1) This Agreement may be executed in counterparts, each of which shall be deemed an original.
(2) Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Deutsche Bank Entities (and each employee, representative or other agent of the Deutsche Bank Entities) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Deutsche Bank Entities relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
ARTICLE 10
(APPLICABLE LAW AND PLACE OF JURISDICTION)
(1)	This Agreement shall be subject to German law.

(2)	Non-exclusive place of jurisdiction shall be Frankfurt am Main.

IN WITNESS WHEREOF, each of the undersigned has caused this PURCHASE AGREEMENT to be executed as of the day and year first written above.

DEUTSCHE BANK AKTIENGESELLSCHAFT

/s/ Matthias von Tiesenhausen Name: Matthias von Tiesenhausen	/s/ Jonathan Blake Name: Johnathan Blake
Title: Director	Title: Managing Director

DEUTSCHE BANK CONTINGENT CAPITAL TRUST V

/s/ Joseph J. Rice Name: Joseph J. Rice	/s/ Richard W. Ferguson Name: Richard W. Ferguson
Title: Regular Trustee	Title: Regular Trustee

DEUTSCHE BANK CONTINGENT CAPITAL LLC V

/s/ Helmut Mannhardt Name: Helmut Mannhardt	/s/ Joseph J. Rice Name: Joseph J. Rice
Title: Director	Title: Vice President

DEUTSCHE BANK SECURITIES INC.

/s/ Dennis Eisele Name: Dennis Eisele	/s/ Jacob Gearhart Name: Jacob Gearhart
Title: Director	Title: Director, Debt Syndicate

SCHEDULE A
1. Final Term Sheet, dated 12 March 2010, in respect of the Trust Preferred Securities as filed pursuant to Rule 433 on 12 March 2010.